Exhibit 99.1

DataVault AI Completes Exclusive License of Patents Covering Use of Blockchain-enabled Smart Contracts for Commercial Prescription Drug Distribution Industry to Wellgistics Health PharmacyChain™ ‘Health Data Railroad’

■	Partnership positions Wellgistics Health to become the Web 3.0 Health Information Data Transfer Leader in the $634 billion Prescription Drug Industry[1]
■	Implementation of Wellgistics proprietary EinsteinRx artificial intelligence hub to facilitate automated prescription fulfillment optimization for manufacturers, pharmacies, physicians, patients and payers
■	DataVault’s enabling intellectual property provides smart contracts barrier to entry in the $4.9 trillion US healthcare market[2]
■	PwC estimates $1 trillion opportunity to shift healthcare spending towards a digital-first, proactive and personalized system[3] of care that minimizes administrative burden

TAMPA, FL, November 25, 2025 – DataVault AI, Inc. (“DataVault”) (NASDAQ: DVLT) , leading the way in AI data experience, valuation, and monetization, and Wellgistics Health, Inc. (“Wellgistics”) (NASDAQ: WGRX), a health information technology leader implementing EinsteinRx™ artificial intelligence prescription routing for the physical dispensing of precriptions drugs with PharmacyChain™ blockchain-enabled smart contracts to optimize the tracking, dispending and insurance coverage of prescription pharmaceutical drugs from manufacturer to dispensing from pharmacy to patient, today announced the companies have entered into an exclusive license for Wellgistics to gain access to patents enabling exclusivity within the field pharmaceutical drug distribution. The objective of PharmacyChain is to fully digitize the tracking of prescription drugs from script to fulfillment, inclusive of all electronic medical records, diagnostic and health information needed to make healthcare decisions, in order to ensure the right drug gets to the right patient at the right time, with the right recommendations for safe and effective use. Under the terms of the agreement, the license would survive a chain of control of Wellgistics Health.

“This license agreement puts DataVault AI’s proprietary intellectual property enables Wellgistics AI to significantly disrupt the $634 billion US prescription drug industry1,” said Nathaniel Bradley, President & CEO of DataVault AI. “Web 3.0 smart contracts are the future of secure data transfer that allow for the automation of key functions to more quickly close loops that leave tasks open that slow down the conduct of the business in the $4.9 trillion healthcare industry2. We see the potential for significant improvement in the cost and efficiency of filling prescriptions that will reduce costs for payers while improving outcomes for patients and giving better data to the manufacturer. PharmacyChain is a better way  to achieve this for the various stakeholders in the prescription drug and healthcare ecosystems.”

1 https://www.grandviewresearch.com/industry-analysis/us-pharmaceuticals-market-report

2 https://www.cms.gov/data-research/statistics-trends-and-reports/national-health-expenditure-data/nhe-fact-sheet#:~:text=Historical%20NHE%2C%202023:,the%207.8%25%20growth%20in%202022.

3 https://www.pwc.com/us/en/industries/health-industries/library/future-of-health.html

With the completion of Wellgistics Health’s ‘EnsteinRx’ aritifical intelligence-enabled hub that integrates all of its information technology infrastructure with its physical infrastructure that includes over 6500 independent pharmacies nationwide and its own in-house pharmacy (physical/online), Wellgistics is poised to be able to use PharmacyChain smart contracts to close the loop that otherwise forces manufacturers to pay significant rebates to pharmacy benefits managers (PBMs) associated with national insurance companies. By enabling payers with greater visibility and transparency, Wellgistics expects to be able to attract employers, HMOs and other payers to fulfill prescriptions drugs through its pharmacy network.

“Now that we have completed EinsteinRd, we are poised to put it on the PharmacyChain™ blockhchain-enabled smart contract platform and become the leading smart contract-enabled pharmaceutical distribution platform in the country,” said Prashant Patel, RPh, President & Interim-CEO of Wellgistics. “With defensible IP now backing our effort, we will accelerate our efforts to integrate EinsteinRx into our customers’ workflow and work through the various steps to ensure the creation of an optimal blockchain protocol that we expect to become the standard in the commercial prescription drug distribution industry. By minimizing or eliminating PBM rebates for pharmacies and manufacturers while reducing administrative burden for payers, Wellgistics intends to disrupt and improve the path through which prescription drugs are dispensed in the United States. Given our CTO Srini Kalla’s background at OptumRX, we intend to find new ways to reduce out-of-pocket costs by empowering patients with the ability to monetize their data to manufacturers or other stakeholders within the healthcare system.”

About Datavault AI Inc.

Datavault AI™ (Nasdaq: DVLT) is leading the way in AI driven data experiences, valuation and monetization of assets in the Web 3.0 environment. The Company’s cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Science and Data Science Divisions. Datavault AI’s Acoustic Science Division features WiSA®, ADIO® and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless HD sound transmission technologies with IP covering audio timing, synchronization and multi-channel interference cancellation. The Data Science Division leverages the power of Web 3.0 and high-performance computing to provide solutions for experiential data perception, valuation and secure monetization. Datavault AI’s cloud-based platform provides comprehensive solutions serving multiple industries, including HPC software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy and more. The Information Data Exchange® (IDE) enables Digital Twins, licensing of name, image and likeness (NIL) by securely attaching physical real-world objects to immutable metadata objects, fostering responsible AI with integrity. Datavault AI’s technology suite is completely customizable and offers AI and Machine Learning (ML) automation, third-party integration, detailed analytics and data, marketing automation and advertising monitoring. The Company is headquartered in Philadelphia, PA.

Learn more about Datavault AI at www.dvlt.ai.

About Wellgistics Health, Inc.

Wellgistics Health (NASDAQ:WGRX) is pharmacy physical and technology enabling health IT company that specializes in optimizing the delivery medications from manufacturers to patients. Its integrated platform connects 6,500+ pharmacies and 200+ manufacturers, offering wholesale distribution, digital prescription routing, direct-to-patient delivery, and AI-powered hub services such as eligibility, adherence, onboarding, prior authorization, and cash-pay fulfillment. Wellgistics provides end-to-end solutions designed to restore access, transparency, and trust in U.S. healthcare.

For more information, visit www.wellgisticshealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the parties’ plans to negotiate definitive agreements, potential implementation, adoption, performance, revenue sharing and other anticipated benefits of the contemplated collaboration. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including those described in DataVault AI, Inc.’s and Wellgistics Health, Inc.’s filings with the SEC. Forward-looking statements speak only as of the date hereof, and neither company undertakes any obligation to update them except as required by law.Additional factors are discussed in Wellgistics Health’s filings with the SEC, available at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction, and there shall be no sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Media & Investor Contact

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media@wellgisticshealth.com

Investor Relations:

IR@wellgisticshealth.com

Investor Relations Contact

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Email: info@skylineccg.com